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As filed with the Securities and Exchange Commission on April 30, 1998

                                                      Registration No. 333-31385

                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549

                                     ----------
                         POST-EFFECTIVE AMENDMENT NO. 1 TO
                                      FORM S-3
                         REGISTRATION STATEMENT UNDER THE
                               SECURITIES ACT OF 1933
                                     ----------

                             TECHNOLOGY SOLUTIONS COMPANY
                (Exact Name of Registrant as Specified in Its Charter)
                                      ----------
          DELAWARE                                              36-3584201
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                             Identification No.)

                        205 NORTH MICHIGAN AVENUE, SUITE 1500
                               CHICAGO, ILLINOIS 60601
                                    (312) 228-4500
    (Address, Including Zip Code, and Telephone Number, Including Area  Code, of
                     Registrant's Principal Executive Offices)

                                     ----------

                                PAUL R. PETERSON, ESQ.
                      SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                             TECHNOLOGY SOLUTIONS COMPANY
                        205 NORTH MICHIGAN AVENUE, SUITE 1500
                              CHICAGO, ILLINOIS 60601
                                   (312) 228-4500
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                               of Agent for Service)

                                      ----------
                                      Copies to:
                                  JOHN O'HARE, ESQ.
                                   SIDLEY & AUSTIN
                               ONE FIRST NATIONAL PLAZA
                               CHICAGO, ILLINOIS 60603

     Approximate date of commencement of proposed sale to the public: SECURITIES BEING WITHDRAWN FROM REGISTRATION.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.   [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest
reinvestment plans, check the following box.   [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     This Post-Effective Amendment No. 1 to Registration Statement No. 333-31385 is being filed by Technology Solutions Company to remove from registration under the Securities Act of 1933, as amended, 19,220 of the 194,805 shares registered hereunder, the number of which has been adjusted to reflect a 50% stock distribution effective August 1, 1997, to stockholders of record as of July 10, 1997. As adjusted, the number of shares registered hereunder that have been sold pursuant hereto is 175,585, and 19,220 shares remain unsold pursuant to such Registration Statement on the date of this filing. No further offering of such securities will be made.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 28th day of April, 1998.

                         TECHNOLOGY SOLUTIONS COMPANY

                         By:  /s/ John T. Kohler
                              ---------------------------------------
                              John T. Kohler
                              President and Chief Executive Officer


     Pursuant to Rule 478 promulgated under the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement has been signed below by the agent for service named in this amendment to Registration Statement.

     Signature                       Title                       Date
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
By:  /s/ Paul R. Peterson        Agent for Service            April 28, 1998
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      Paul R. Peterson
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